Exhibit 10.7

THE SECURITY REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON AUGUST 3, 2022, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO THE RESTRICTIONS DESCRIBED IN SECTION 8 HEREOF, AND NO TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS RELATING TO SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH.
Stronghold Digital Mining, Inc.

STOCK PURCHASE WARRANT

Date of Issuance: August 3, 2022 (the “Date of Issuance”)	Certificate No. W-3
FOR VALUE RECEIVED, Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), hereby grants to WhiteHawk Finance LLC, a Delaware limited liability company, and/or its registered assigns (the “Registered Holder”) the right (this “Warrant”) to purchase from the Company a number of shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”), equal to the Warrant Share Number at a price per share equal to $0.01 (the “Exercise Price”). This Warrant, and any additional warrants issued from time to time pursuant to the terms hereof, are collectively referred to herein as the “Warrants.” Certain capitalized terms used herein are defined in Section 6, unless the context otherwise requires. The amount and kind of securities obtainable pursuant to the rights granted hereunder are subject to adjustment pursuant to the provisions contained in this Warrant.
This Warrant is being issued pursuant to Section 2B of each of (i) the Stock Purchase Warrant Agreement between the Company and the Registered Holder dated June 30, 2021 and (ii) the Stock Purchase Warrant Agreement between the Company and the Registered Holder dated March 28, 2022.
This Warrant is subject to the following provisions:
Section 1.Exercise of Warrant.
1A.Exercise Period. The holder of this Warrant may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including the tenth (10th) anniversary hereof (the “Exercise Period”).

1B.Exercise Procedures.
(i)This Warrant shall be deemed to have been exercised (in whole or in part) when the Company has received all of the following items (as the case may be from time to time, the “Exercise Time”):
(a)a completed Exercise Agreement, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);
(b)this Warrant;
(c)if this Warrant is not registered in the name of the Purchaser, an assignment or assignments in the form of Exhibit A attached hereto (each, an “Assignment”) evidencing the assignment of this Warrant to such Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 8; and
(d)either (x) wire transfer of immediately available funds or a check payable to the Company in an amount equal to the product of the Exercise Price and the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”) or (y) the surrender to the Company of debt or equity securities of the Company having a Market Price equal to the Aggregate Exercise Price (provided that, for purposes of this Section 1B.(i)(d), the Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon).
(ii)As an alternative to the exercise of this Warrant as provided in Section 1B.(i), the holder of this Warrant may exchange all or part of the purchase rights represented by this Warrant by surrendering this Warrant to the Company, together with a written notice to the Company that such holder is exchanging this Warrant (or a portion thereof) for an aggregate number of shares of Common Stock specified in the notice, from which the Company shall withhold and not issue to such holder a number of shares of Common Stock with an aggregate Market Price equal to the Aggregate Exercise Price of the shares of Common Stock specified in such notice (and such withheld shares shall no longer be issuable under this Warrant).
(iii)The Company shall deliver to the Purchaser, no later than five (5) Business Days after any Exercise Time, shares of Common Stock issued upon the applicable exercise of this Warrant (“Warrant Exercise Shares”). Unless the Exercise Period has expired or all of the purchase rights represented hereby have been exercised, the Company shall, in the case of each Exercise Time, prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five (5) Business Day period, deliver such new Warrant to the Person designated for such delivery in the Exercise Agreement.
(iv)Notwithstanding the five (5) Business Day period described in Section 1B.(iii), the Warrant Exercise Shares shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Exercise Shares at the Exercise Time.
(v)The issuance from time to time of Warrant Exercise Shares or any new Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection therewith.

Each Warrant Exercise Share shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free and clear of all liens.
(vi)The Company shall not close its books against the transfer of this Warrant or any Warrant Exercise Shares in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.
(vii)The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser in connection with any filings required to be made with, or approvals required to be obtained of, any Governmental Authority by such Registered Holder or Purchaser prior to or in connection with any exercise of this Warrant (including by making any filings required to be made by the Company).
(viii)Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company or any direct or indirect parent of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of such registered public offering or sale, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.
(ix)The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Company’s governing documents, any applicable Law or any requirements of any U.S. securities exchange upon which shares of Common Stock may be listed. The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants.
(i)Upon any exercise of this Warrant, the Company may require customary investment representations from the Purchaser to the extent necessary to assure that the issuance of the Common Stock hereunder shall not require registration or qualification under the Act, or the rules and regulations promulgated thereunder, or any other applicable securities Laws (including as to the Purchaser’s investment intent and as to its status as an “accredited investor” (as defined in Regulation D promulgated under the Act)).
1A.Exercise Agreement. Upon any exercise of this Warrant, the exercise agreement to be delivered by the Purchaser pursuant to Section 1B.(i)(a) shall be substantially in the form attached hereto as Exhibit B (the “Exercise Agreement”), except that if the Warrant Exercise Shares are not to be issued in the name of the Purchaser, the Exercise Agreement shall also state the name of the Person to whom the certificates for such Warrant Exercise Shares are to be issued, and if the number of Warrant Exercise Shares to be issued in connection with such exercise does not include all the shares of Common Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.
Section 2.Adjustment of Number of Warrant Exercise Shares. In order to prevent dilution of the rights granted under this Warrant, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2 (including Sections 2A, 2B, 2C and 2D).
2A.Customary Adjustments.
(i)Subdivision or Combination of Common Stock. If the Company at any time prior to the expiration of the Exercise Period subdivides (by any stock split, stock dividend, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a greater number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time prior to the expiration of the Exercise Period combines (by reverse stock split, reclassification, recapitalization or other similar transaction) one or more classes of its Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.
(ii)Reorganization, Reclassification, Consolidation, Merger or Sale. Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that each holder of the Warrants shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such cash, stock, securities or other assets or property as would have been issued or payable in such Organic Change (if the holder had exercised this Warrant immediately prior to such Organic Change) with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment in the number and class of securities acquirable and receivable upon exercise of the Warrants). The Company shall not effect any Organic Change, unless prior to the consummation thereof, the successor entity (if other than the Company) which would result from such Organic Change assumes irrevocably and in writing, expressly for the benefit of each holder of Warrants (which assumption shall, unless such Organic Change is a bona fide third party transaction undertaken with a Person or Persons who are not Affiliates of the Company or its Subsidiaries, be in form and substance reasonably satisfactory to the Requisite Holders), the obligation to deliver to each holder of the Warrants such cash, stock, securities or other assets or property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.
(iii)Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2A, but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that, no such adjustment pursuant to this Section 2A.(iii) shall decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2A.
2A.Anti-Dilution Adjustments.
(iv)Additional Warrants. If at any during the Exercise Period, the Company issues or sells, or, pursuant to Section 2B.(ii), is deemed to have issued or sold, any share of Common Stock for a consideration per share (the “Per Share Issue Price”) less than the Base Share Value (subject to equitable adjustments to reflect stock splits, stock combinations, stock dividends, recapitalizations or other similar transactions), then immediately upon such issuance or sale or deemed issuance or sale (a “Triggering Issuance”), the Company shall issue to the Registered Holder additional Warrants to acquire a number of shares Common Stock equal to the product of (i) the Base Ownership Proportion, (ii) the number of shares of Common Stock issued or issuable pursuant to such Triggering Issuance and (iii) a fraction (A) the numerator of which is the aggregate number of shares of Common Stock then purchasable under the Warrants and Warrant Exercise Shares then held by such Registered Holder, and (B) the denominator of which is the aggregate number of shares of Common Stock for which Warrants theretofore have been issued by the Company (whether or not then exercised). Any such additional Warrants shall be in substantially the same form as this Warrant.
(v)Deemed Issuance or Sale; Determination of Per Share Issue Price. For purposes Section 2B.(i), the following shall be applicable to determining the “Per Share Issue Price” of deemed issuances of Common Stock:
(a)Issuance of Rights or Options. If the Company in any manner grants or sells any rights or options to subscribe for or purchase Common Stock or Convertible Securities (any such rights or options, “Options”), then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for the Per Share Issue Price. For purposes of this paragraph, “Per Share Issue Price” for the Common Stock issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, shall be equal to the sum of the lowest amounts of consideration (if any) received or to be received by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further issuance of Warrants shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.
(b)Issuance of Convertible Securities. If the Company in any manner issues or sells any securities directly or indirectly convertible into or exchangeable for Common Stock (any such securities, “Convertible Securities”), then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for the Per Share Issue Price. For purposes of this paragraph, “Per Share Issue Price” for the Common Stock issuable upon conversion or exchange of any Convertible Security shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further issuance of Warrants shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options with respect to which Warrants had been or are to be issued pursuant to Section 2B.(ii)(a), no further issuance of Warrants shall be made by reason of such issue or sale.
(c)Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time so as to reduce the Per Share Issue Price for the Common Stock issuable with respect thereto, the Company shall immediately issue to the Registered Holder a number of additional Warrants that, taken together with any Warrants previously issued pursuant to this Section 2B with respect to the initial issuance or sale or deemed issuance or sale of such Options or Convertible Securities, equals the number of Warrants which would have been issued at the time of such initial issuance or sale or deemed issuance or sale had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially issued or sold or deemed to have been issued or sold. If the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change for purposes of this Section 2B.
(d)Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received in connection therewith shall be deemed to be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for any consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options and/or Convertible Securities, as the case may be. The fair value of any such consideration, other than cash or securities, shall be reasonably determined in good faith by the Board of Directors of the Company (the “Company Board”) at the time of such issuance or sale or deemed issuance or sale; provided that, if the Requisite Holders in good faith dispute such determination, fair value shall be determined by an appraiser jointly selected by the Company and the Requisite Holders. The Company and the Requisite Holders shall instruct such appraiser that it may not assign a fair value greater than the greatest value determined by either such party nor less than the lowest value determined by either such party. The determination of such appraiser shall be final and binding on the Company and the holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company; provided that, if such appraiser determines that the actual fair value of the relevant consideration is (i) less than five percent (5%) less than the fair value as determined by the Company Board, and (ii) closer to the fair value as determined by the Company Board than to the fair value as determined by the Requisite Holders, then such fees and expenses shall be paid by the Requisite Holders; provided, further, that each holder of Warrants agrees that it shall reimburse, upon demand, the Requisite Holders for such holder’s proportional share of such fees and expenses based on the number of Warrants held by such holder.
(e)Integrated Transactions. In case any Common Stock, Options or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, including the incurrence of any indebtedness by the Company or any of its Subsidiaries, together comprising one integrated transaction in which no specific consideration is allocated to such Common Stock, Options or Convertible Securities by the parties thereto, the Company Board shall reasonably determine in good faith the consideration to be allocated to such Common Stock, Options or Convertible Securities for purposes hereof; provided that, if the Company Board fails to make such determination at the time of such issuance or sale, such Common Stock, Options or Convertible Securities shall be deemed to have been issued without consideration.

(f)Record Date. If the Company takes a record of the holders of any securities of the Company for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
2B.Notwithstanding anything contained herein to the contrary, there shall be no adjustment to the number of shares of Common Stock obtainable upon exercise of any Warrant with respect to (i) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, or (ii) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof.
2C.Notices. The Company shall give written notice to the Registered Holder:
(vi)promptly and in any event within one (1) day, upon any adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to Section 2A, setting forth in reasonable detail and certifying the calculation of such adjustment;
(vii)at least ten (10) Business Days prior to the date on which the Company consummates a Triggering Issuance, setting forth in reasonable detail the terms and conditions of such Triggering Issuance (including the Per Share Issue Price of Common Stock with respect thereto) and the estimated number of additional Warrants to be issued pursuant to Section 2B;
(viii)at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; and
(ix)at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation shall take place;
or, in the case of any of the foregoing clauses (ii) through (iv) above, such shorter period of time to the extent determined by the Company Board in good faith that it would not be reasonably practicable for the Company to provide such notice at least ten (10) Business Days prior, in which case the Company shall provide such notice as promptly as reasonably practicable prior.
Section 3.Liquidating Dividends. If at any time prior to the expiration of the Exercise Period, the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company shall pay to the Registered Holder, at the time of payment thereof, cash, in an amount equal to the portion of the Liquidating Dividend that would have been paid to the Registered Holder had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

Section 4.Purchase Rights. If at any time prior to the expiration of the Exercise Period, the Company grants, issues or sells any Options, Convertible Securities or other rights to acquire securities of the Company or other property pro rata to the record holders of any class of Common Stock (“Purchase Rights”), then the Registered Holder shall be entitled to aggregate Purchase Rights, upon terms no less favorable than those offered to the record holders of Common Stock, equal to the Purchase Rights that the Registered Holder would have been entitled had this Warrant been fully exercised immediately prior to the date on which a record is taken for the issuance of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the issuance of such Purchase Rights.
Section 5.No Duplication Notwithstanding anything contained herein to the contrary, if the provisions of more than one sub-section of Section 2 (including Sections 2A, 2B, 2C and 2D), Section 3 or Section 4 could require, in connection with a single transaction or issuance, an adjustment to the number of shares of Common Stock obtainable upon exercise of this Warrant and/or issuance of additional Warrants, rights or securities to the Registered Holder under this Warrant, only one such provision shall apply, without duplication, and only one adjustment or issuance shall be made in connection therewith (it being understood, for the avoidance of doubt, that with respect to any single transaction, the holder of this Warrant may be entitled either to such an adjustment or to the issuance of additional rights or securities, as is more favorable to the holder, as determined by the Requisite Holders, but not both), and there shall be no adjustment or issuance of rights or other securities to the Registered Holder pursuant to this Warrant with respect to (i) Common Stock issued or issuable upon exercise of the Warrants or in respect of any Purchase Rights granted, issued or sold to the holder of this Warrant pursuant to Section 4, or (ii) the issuance of any Common Stock or other securities upon conversion, exchange or exercise of any securities outstanding on the date hereof.
Section 6.Definitions. The following terms have meanings set forth below:
“Affiliate” has the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.
“Base Ownership Proportion” means a fraction (A) the numerator of which is the Warrant Share Number, and (B) the denominator of which is the total number of shares of Common Stock outstanding as of the Date of Issuance expressed on a fully-diluted basis.
“Base Share Value” means the quotient of $425,000,000 divided by the total number of shares of Common Stock outstanding as of June 30, 2021 expressed on a fully-diluted basis.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
“Governmental Authority” means any (i) government, (ii) governmental or quasi- governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, U.S. or non U.S., supranational or of any other jurisdiction.
“Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, the Republic of the Marshall Islands, any other country or any U.S. or non-U.S. state, county, city or other political subdivision or of any Governmental Authority.
“Market Price” means as to any security the average of the closing prices of such security’s sales on all U.S. securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the U.S. over-the-counter market as reported by OTC Market Group Inc., or any similar successor organization, in each such case averaged over a period of eleven (11) days consisting of the day as of which “Market Price” is being determined and the ten (10) consecutive Business Days prior to such day; provided that, if such security is listed on any U.S. securities exchange or quoted in a U.S. over-the-counter market the term “Business Day” as used in this sentence means Business Days on which such exchange or market, as applicable, is open for trading. If at any time such security is not listed on any U.S. securities exchange or quoted in the U.S. over-the-counter market, the “Market Price” shall be the fair value thereof reasonably determined in good faith by the Company Board (without applying any marketability, minority or other discounts); provided that, if the Requisite Holders in good faith dispute such determination, fair value shall be determined (without applying any marketability, minority or other discounts) by an appraiser jointly selected by the Company and the Requisite Holders. The Company and the Requisite Holders shall instruct such appraiser that it may not assign a fair value greater than the greatest value determined by either such party nor less than the lowest value determined by either such party. The determination of such appraiser shall be final and binding on the Company and the holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company; provided that, if such appraiser determines that the actual fair value of the relevant consideration is (i) less than five percent (5%) more or less (as the case may be) than the fair value as determined by the Company Board, and (ii) closer to the fair value as determined by the Company Board than to the fair value as determined by the Requisite Holders, then such fees and expenses shall be paid by the Requisite Holders; provided, further, that each holder of Warrants agrees that it shall reimburse, upon demand, the Requisite Holders for such holder’s proportional share of such fees and expenses based on the number of Warrants held by such holder.
“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other similar transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for Common Stock.
“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or another entity.
“Requisite Holders” means Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing member or general partner of such partnership, limited liability company or other business entity.
“Warrant Share Number” means 46,696.
Section 7.No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder of this Warrant to purchase Common Stock, and no enumeration herein of the rights or privileges of such holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a shareholder of the Company.
Section 8.Assignment and Transfer. Subject to the transfer conditions and restrictions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company. In connection with any such transfer, the Company shall issue in the name of the transferee a new Warrant of like kind representing the same rights represented by this Warrant. Any transfer in violation of the transfer conditions or restrictions referred to in the legend endorsed hereon shall be void ab initio.
Section 9.Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and such new Warrants shall represent such portion of the rights hereunder as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as “Warrants.”
Section 10.Replacement. If any certificate evidencing the Warrants is lost, stolen, destroyed or mutilated, the Company shall (at its expense), upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be deemed to be satisfactory) of the ownership of the Warrants, execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 11.Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to (x) the Company, at its principal executive office, with copies (which shall not constitute notice) to Stronghold Digital Mining Equipment, LLC, 2151 Lisbon Road, Kennerdell, PA 16374 to the attention of Matthew Smith, and (y) the Registered Holder, at WhiteHawk Finance LLC, 11601 Wilshire Boulevard, Suite 1250, Los Angeles, CA 90025 to the attention of Brad Huge, with copies (which shall not constitute notice) to Kramer Levin Naftalis & Frankel LLP at 1177 6th Ave, New York, NY 10036 to the attention of Sanjay Thapar and Terrence Shen. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 11, be deemed given on the day so delivered, or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, or if delivered by facsimile transmission or email as provided in this Section 11, be deemed delivered upon confirmation of receipt, (ii) if delivered by mail in the manner described above to the address as provided in this Section 11, be deemed given on the earlier of the third (3rd) Business Day following mailing or upon receipt and (iii) if delivered by overnight courier to the address as provided for in this Section 11, be deemed given on the earlier of the first (1st) Business Day following the date sent by such overnight courier or upon receipt, in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11. Either party hereto from time to time may change its address, facsimile number, email address or other information for the purpose of notices to that party by giving notice specifying such change to the other party.
Section 12.Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of this Warrant (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at Law available to the holder of this Warrant may be inadequate. In such event, the Requisite Holders and, with the prior written consent of the Requisite Holders, the holder of this Warrant, shall have the right, in addition to all other rights and remedies any of them may have, to specific performance and/or injunctive or other equitable relief to enforce or prevent any violations by the Company of this Warrant and/or any other Warrants.
Section 13.Amendment and Waiver. No amendment of any provision of this Warrant shall be valid unless the same shall be in writing and signed by the Company and the Requisite Holders.
Section 14.Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All matters arising out of or relating to this Warrant and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
*  *  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Date of Issuance.

STRONGHOLD DIGITAL MINING, INC.

By:
Name: Greg Beard
Title: CEO

[Signature Page – Warrant]

ACKNOWLEDGED AND AGREED:

WHITEHAWK FINANCE LLC

By:___________________________________
Name:
Title:

[Signature Page – Warrant]

EXHIBIT A
ASSIGNMENT
[Intentionally Omitted]

EXHIBIT B
EXERCISE AGREEMENT
[Intentionally Omitted]